Cane & Associates, LLP		3273 E. Warm Springs Rd. Las Vegas, NV 89120
Kyleen E. Cane*	Chad Wiener+	Telephone: 702-312-6255
Facsimile: 702-944-7100
Email: kcane@kcanelaw.com

September 15, 2004

eRXSYS, Inc.
18662 MacArthur Blvd., Suite #200-15
Irvine, California 92612
Attention: A.J. LaSota, President

Re: eRXSYS, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for eRXSYS, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the registration of up to 15% of the issued and outstanding shares of the Company’s common stock (the "Shares") reserved for issuance through its 2003 Stock Option Plan (the "Plan"). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-B under the Act.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books, including resolutions of the board of directors approving the Plan and various options granted pursuant to the Plan; (e) the Plan; and (f) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. This opinion is based on Nevada law.

Based upon the foregoing, it is our opinion that, when issued and sold in the manner referred to in the Plan and pursuant to the agreements that are entered into in accordance with the terms and subject to the conditions of the Plan, the Shares will be duly authorized, legally and validly issued, fully paid and non-assessable shares of the Company’s common stock.

Very truly yours,

CANE AND ASSOCIATES, LLP

/s/ Kylen Cane
Kyleen E. Cane, Attorney and
Managing Member

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We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

Very truly yours,

CANE AND ASSOCIATES, LLP

/s/ Kyleen Cane
Kyleen E. Cane, attorney and
Managing Member

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